Exhibit 4.5

NUMBER	SHARES
* *	* *

CIPHER MINING INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

THIS CERTIFIES THAT                                               is the owner of                                       fully paid and non-assessable shares of Common Stock, par value $0.001 per share, of Cipher Mining Inc. (the “Corporation”), transferable only on the books of the Corporation by the holder hereof in person or by a duly authorized Attorney upon the surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officers this          day of                             , 20    .

FOR VALUE RECEIVED,                                                                                        hereby sell, assign and transfer unto                                                                                                             Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint                                                                                                                                                         Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated

In the presence of

(print name)	(print name)

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement, or any change whatever.